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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 15, 2023

The Walt Disney Company
(Exact name of registrant as specified in its charter)

Delaware	001-38842	83-0940635
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

500 South Buena Vista Street
Burbank, California 91521
(Address of Principal Executive Offices and Zip Code)

(818) 560-1000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DIS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c), (e) On June 15, 2023, Christine M. McCarthy, Senior Executive Vice President and Chief Financial Officer and principal financial officer of The Walt Disney Company (the “Company”), notified the Company that she would be taking a leave of absence beginning July 1, 2023. On June 15, 2023, Ms. McCarthy, the Company and Disney Financial Services Co., LLC, a subsidiary of the Company, entered into an amendment (the “Amendment”) to Ms. McCarthy’s employment agreement memorializing the leave of absence and providing, among other terms, that: the last day of Ms. McCarthy’s leave and employment with the Company will be June 30, 2024; Ms. McCarthy will cease to serve as Senior Executive Vice President and Chief Financial Officer during her leave of absence and will have the title “Strategic Advisor” during the leave; and Ms. McCarthy’s duties as Strategic Advisor will be to assist the Company with the identification of, and transition of duties to, a new Chief Financial Officer. The terms of Ms. McCarthy’s compensation are unchanged.
As of June 15, 2023, the Company appointed Kevin A. Lansberry, age 59, to serve as the Company’s Interim Chief Financial Officer and principal financial officer, effective July 1, 2023. Mr. Lansberry will be employed as the Interim Chief Financial Officer on an “at will” basis.
Since March 2018, Mr. Lansberry has served as Executive Vice President and Chief Financial Officer of the Company’s Parks, Experience and Products businesses. Prior to that, Mr. Lansberry was Executive Vice President and Chief Financial Officer, Walt Disney Parks and Resorts from May 2017. Mr. Lansberry served as Senior Vice President, Revenue Management and Analytics for the parks and resorts segment, then Senior Vice President and Chief Financial Officer, Domestic Business in 2013, adding the international businesses in 2015. In his over 35 years with the Company’s subsidiaries, Mr. Lansberry has held a wide range of roles, including in Finance, Business Development, Alliances and Operations.
During the period he serves as Interim Chief Financial Officer, Mr. Lansberry will receive an annualized compensation package, prorated for the portion of the fiscal year served in the Interim Chief Financial Officer role, consisting of: (i) base salary of $1 million, (ii) target bonus opportunity of 100% of his base salary and (iii) target long-term incentive grant opportunity of 300% of his base salary, with annual vesting over three years, seventy percent (70%) of this target award value to be provided in the form of restricted stock units and the remaining thirty percent (30%) in the form of stock options. His bonus opportunity and long-term incentive grant opportunity are not guaranteed and will depend on the extent to which any performance conditions and/or service conditions applicable to such awards are satisfied. As this assignment will require Mr. Lansberry to relocate his principal place of employment to the Company’s headquarters, he will also be provided local housing during this period.
The foregoing descriptions are qualified by reference to the terms of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. A copy of the press release issued by the Company on June 15, 2023, is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amendment dated June 15, 2023 to Amended Employment Agreement dated as of July 1, 2015 between the Company and Christine M. McCarthy, as previously assigned
99.1	Press Release dated June 15, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Jolene E. Negre
Jolene E. Negre
Associate General Counsel and Secretary
Dated: June 15, 2023